UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): August 8, 2008

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01    Other Events

On or about August 6, 2008, and received on August 8, 2008, the court issued its ruling in the matter of D. E. Shaw Laminar Portfolios, LLC, et al. v. Archon Corp. filed in the United States District Court, District of Nevada. As previously disclosed, the complaint in this matter generally concerns the Exchangeable Redeemable Preferred Stock (“Preferred Stock”) of Archon Corporation (the “Company”) and the computed price for its previously-noticed redemption of the Preferred Stock. The Plaintiff’s contended that the price, as calculated, was incorrect.

The court issued a partial summary judgment in favor of the Plaintiff’s as to a portion of the complaint and additionally granted a Motion to Strike certain affirmative defenses of the Company. The Company is contemplating all of its legal options regarding this decision and has preliminarily elected to appeal both of these decisions.

A full copy of the Order is appended as Exhibit 99.1 hereto.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished herewith:

Exhibit Number	Description

99.1	Order dated August 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	Chairman of the Board and President

Dated: August 12, 2008